Inforte Corp. Announces Positive First Quarter Results

CHICAGO, April 25, 2006 /PRNewswire-FirstCall/ — Customer Intelligence consultancy Inforte Corp. (Nasdaq: INFT — News) announced today that revenue for the quarter ending March 31, 2006 was $11 million. Net revenue, which is revenue less reimbursements, was $10 million, at the top of the guidance range and an increase of 15 percent from last year’s first quarter results. Diluted earnings per share (EPS) were three cents. Excluding the impact of the expense associated with the transition of its chief executive officer, non-GAAP diluted EPS were six cents, exceeding the high end of guidance of five cents.

Actual earnings results for the quarter ending March 31, 2006, and financial highlights, are as follows:

•	Revenue and net revenue increased 15 percent year over year.
•	Diluted EPS were three cents, and non-GAAP diluted EPS were six cents excluding the CEO transition. This compares to negative seven cents last year and non-GAAP results of zero cents excluding the impact of the capital restructuring in the first quarter of 2005. It also compares to diluted EPS of three cents in the fourth quarter of 2005.
•	Net income for the quarter was $329,000 compared to a loss of $770,000 in the first quarter of 2005. Excluding the expense of $520,000 for the CEO transition, non-GAAP net income was $649,000.
•	Net income as a percentage of net revenue was 3.3 percent, and compares to -8.9 percent last year. It was 6.5 percent excluding the CEO transition.
•	Operating income for the quarter increased to $362,000, compared to a loss of $1.6 million in the first quarter of 2005. Non-GAAP operating income for the quarter excluding the CEO transition was $882,000.
•	Operating income as percentage of net revenue was 3.6 percent, compared to -17.9 percent in the first quarter of 2005. Excluding the CEO transition expense, non-GAAP operating income as a percentage of net revenue was 8.9 percent, which is the best result since the fourth quarter of 2000.
•	Gross income as a percentage of net revenue was 46.3 percent, up from 42.5 percent last quarter and 33.5 percent in the first quarter last year.
•	Cash flow from operations for the quarter was $0.9 million. We typically experience our most significant cash outlays in the first quarter of each year.
•	As of March 31, 2006, cash and marketable securities were $30.1 million.
•	Utilization was 71 percent compared to 66 percent last quarter and 58 percent in the first quarter of 2005.
•	Annualized quarterly net revenue per consultant and net revenue per employee were $215,000 and $174,000 respectively; this compares to $211,000 and $172,000 respectively for the prior quarter and $194,000 and $161,000 respectively for the first quarter of 2005.
•	As of March 31, 2006, we had 231 employees in total, 190 of which were billable. This compares to 233 employees last quarter, of which 191 were billable.

Steve Mack, Inforte’s new chief executive officer and president, commented, “We have a great foundation here at Inforte, and I am very impressed with our people and the great work they are delivering for our clients. I will continue to build on this base and I look forward to our continuing success in the coming years.”

Nick Heyes, Inforte’s chief financial officer, commented on the quarter, “We have continued our progress in 2005 with an excellent first quarter. We have grown revenue and continue to improve our profitability. Our operating earnings before interest, tax, depreciation and amortization (EBITDA) excluding the CEO transition were greater than $1 million and are now at 10.4 percent of net revenue. This is our best performance on an absolute and percentage of net revenue basis since 2000. We are continuing to go through a period of change. While this may have an impact on the next few quarters, it will make us a much stronger company in the future.”

Net revenue guidance for the next quarter is unchanged at a range of $9.5 million to $10.5 million and EPS guidance is also unchanged at a range of two to six cents.

Non-GAAP supplemental information is provided to enhance the understanding of Inforte’s financial performance and is reconciled to Inforte’s GAAP information in the accompanying tables at the end of this press release. Inforte presents the non-GAAP financial measures to complement results provided in accordance with GAAP, as management believes these measures help illustrate underlying trends in our business and facilitate comparisons between quarters and years. Management uses these measures to establish budgets and operational goals that are communicated internally and externally, to manage our business and evaluate its performance, and to assess compensation for executives.

The non-GAAP supplemental information excludes the costs of a capital restructuring during the first quarter of 2005, which included an exchange of outstanding options for cash and restricted stock and the granting of additional common stock and excludes the costs of a CEO transition during the first quarter of 2006. See footnote 1 to the Non-GAAP Supplemental Information and Inforte’s SEC filings for more detail on the capital restructuring and footnote 2 to the Non-GAAP Supplemental Information for more detail on the CEO transition.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte’s ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients’ expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; (vii) integrate acquired businesses; (viii) grow new areas of its business, such as business intelligence and managed analytics; and (ix) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte Corp. increases the competitive strength of its Global 1000 clients by providing them with insight, intelligence and an infrastructure to close the fact-gap and enable more timely and profitable decision-making. Inforte consultants combine real-world industry, functional and analytical expertise with innovative go-to-market strategies and technology solutions, ensuring that our clients can drive transformational, measurable results in their customer interactions. Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; San Francisco; and Washington, D.C. For more information, contact Inforte at 800.340.0200 or visit www.inforte.com.

CONTACT: kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the April 25, 2006, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.

CONSOLIDATED STATEMENTS OF OPERATIONS
(000‘s, except per share data)

	THREE MONTHS ENDED MARCH 31,
	2005	2006
	(Unaudited)	(Unaudited)
Revenues:
Revenue before reimbursements (net revenue)	$8,655	$9,953
Reimbursements	891	997

Total revenues	9,546	10,950
Cost of services:
Project personnel and related expenses	5,759	5,345
Reimbursements	891	997

Total cost of services	6,650	6,342

Gross profit	2,896	4,608
Other operating expenses:
Sales and marketing	613	672
Recruiting, retention and training	199	373
Management and administrative	3,636	3,201

Total operating expenses	4,448	4,246

Operating income (loss)	(1,552)	362
Loss on investment in affiliate	--	(75)
Interest income, net and other	261	280

Income (loss) before income tax	(1,291)	567
Income tax expense (benefit)	(521)	238

Net income (loss)	$(770)	$329

Earnings (loss) per share:
-Basic	$(0.07)	$0.03
-Diluted	$(0.07)	$0.03
Weighted average common shares outstanding:
-Basic	11,132	11,283
-Diluted	11,132	11,594
Expenses as a percentage of net revenue
Project personnel and related expenses	66.5%	53.7%
Sales and marketing	7.1%	6.8%
Recruiting, retention, and training	2.3%	3.7%
Management and administrative	42.0%	32.2%
Income tax rate	40.3%	42.0%
Margins as a percentage of net revenue
Gross income	33.5%	46.3%
Operating income	(17.9)%	3.6%
Pretax income	(14.9)%	5.7%
Net income	(8.9)%	3.3%
Year-over-year change
Net revenue	--	15%
Gross income	--	59%

NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (1)(2)
STATEMENTS OF OPERATIONS
(000‘s, except per share data)

	THREE MONTHS ENDED MARCH 31,
	2005	2006
	(Unaudited)	(Unaudited)
Operating income (loss)	(1,552)	362
Tender offer related charges	1,316	--
Termination of employment charges	--	520
Loss on investment in affiliate	--	(75)
Interest income, net and other	261	280

Non-GAAP income before income tax	25	1,087
Non-GAAP income tax expense	--	438

Non-GAAP net income	$25	$649
Non-GAAP earnings per share:
-Basic	$0.00	$0.06
-Diluted	$0.00	$0.06
Weighted average common shares outstanding:
-Basic	11,132	11,283
-Diluted	11,279	11,594
Non-GAAP margins as a percentage of net revenue:
Pretax income	0.3%	10.9%
Net income	0.3%	6.5%
Year-over-year change:
Non-GAAP pretax income	--	4,248%
Non-GAAP net income	--	2,496%

(1)     The Non-GAAP supplemental information shows results excluding the impact of the capital restructuring in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash; (ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. Of the total expense of $1,316, $292 was charged to Project personnel and related expenses, $119 was charged to sales and marketing, $8 was charged to recruiting, retention and training and $897 was charged to the management and administrative line of the Consolidated Statement of Operations. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

(2)    The Non-GAAP supplemental information shows results excluding the impact of charges related Mr. David Sutton’s termination of employment as the Chief Executive Officer of Inforte in the first quarter of 2006. The total expense of approximately $520 included: (i) the equivalent of six months’ base salary of $152; (ii) $311 for all Mr. Sutton’s unvested shares of restricted stock and vested stock options; (iii) $51 for his services as a strategic advisor; and (iv) $6 for healthcare benefits. The total charge of $520 was included in the management and administrative expenses line of the Consolidated Statement of Operations. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

INFORTE CORP.
CONSOLIDATED BALANCE SHEETS
(000‘s)

	MAR 31, 2005	JUNE 30, 2005	SEPT 30, 2005	DEC 31, 2005	MAR 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,041	$9,471	$12,107	$10,353	$12,217
Short-term marketable securities	24,036	20,022	18,996	22,591	17,844
Accounts receivable	6,760	7,875	8,707	8,460	8,078
Allowance for doubtful accounts	(450)	(450)	(450)	(400)	(400)

Accounts receivable, net	6,310	7,425	8,257	8,060	7,678
Note receivable from affiliate	--	--	429	684	1,122
Prepaid expenses and other current assets	1,163	1,212	1,066	1,023	1,211
Interest receivable on investment securities	399	261	204	199	164
Deferred income taxes	2,424	1,053	1,073	484	371
Income taxes recoverable	1,042	1,013	218	124	124

Total current assets	57,415	40,457	42,350	43,518	40,731
Computers, purchased software and property	2,642	2,602	2,111	1,862	1,865
Less accumulated depreciation and amortization	1,623	1,754	1,091	881	805

Computers, purchased software and property, net	1,019	848	1,020	981	1,060
Long-term marketable securities	6,086	3,543	492	--	--
Intangible assets	--	--	64	42	27
Goodwill	11,726	11,726	14,307	15,238	15,238
Deferred income taxes	366	1,495	1,565	2,758	2,754
Investment in affiliate	--	2,000	1,924	1,857	1,783

Total assets	$76,612	$60,069	$61,722	$64,394	$61,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$710	$413	$666	$357	$406
Income taxes payable	148	260	359	920	992
Accrued expenses	2,274	2,890	3,012	3,595	3,850
Accrued loss on disposal of leased property	1,826	1,492	1,106	845	635
Current portion of deferred acquisition payment	3,150	3,150	3,650	3,650	500
Dividends declared	17,375	--	--	--	--
Deferred revenue	1,085	1,166	1,084	1,679	1,456

Total current liabilities	26,568	9,371	9,877	11,046	7,839
Non current liabilities:
Non-current portion of deferred acquisition payment	--	--	500	1,500	1,500
Stockholders' equity:
Common stock, $0.001 par value
authorized- 50,000,000 shares; issued and
outstanding (net of treasury stock)- 12,044,736 as
of Mar. 31, 2006	11	12	12	13	12
Additional paid-in capital	74,015	74,170	74,168	74,204	74,204
Cost of common stock in treasury (2,720,823 shares as
of Mar. 31, 2006)	(24,997)	(24,997)	(24,997)	(24,997)	(24,997)
Stock-based compensation	585	823	1,011	1,265	1,257
Retained earnings	--	454	999	1,307	1,636
Accumulated other comprehensive income	430	236	152	56	142

Total stockholders' equity	50,044	50,698	51,345	51,848	52,254

Total liabilities and stockholders' equity	$76,612	$60,069	$61,722	$64,394	$61,593

Total cash and marketable securities	$52,163	$33,036	$31,595	$32,944	$30,061

INFORTE CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(000‘s)

	THREE MONTHS ENDED MARCH 31,
	2005	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$(770)	$329
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation and amortization	384	228
Loss on investment in affiliate	--	75
Non-cash compensation	404	(8)
Deferred income taxes	79	117
Changes in operating assets and liabilities
Accounts receivable	731	382
Prepaid expenses and other current assets	(305)	(172)
Accounts payable	(46)	49
Income taxes	(1,178)	72
Accrued expenses and other	(542)	45
Deferred revenue	(582)	(223)

Net cash provided by (used in) operating activities	(1,825)	894
Cash flows from investing activities
Note receivable from affiliate	--	(421)
Acquisition of Compendit, net of cash	(3,150)	(3,150)
Decrease in marketable securities	6,359	4,738
Purchases of property and equipment	(137)	(256)

Net cash provided by investing activities	3,072	911
Cash flows from financing activities
Proceeds from stock option and purchase plans	46	--

Net cash provided by financing activities	46	--

Effect of changes in exchange rates on cash	(69)	59
Increase in cash and cash equivalents	1,224	1,864
Cash and cash equivalents, beg. of period	20,817	10,353

Cash and cash equivalents, end of period	$22,041	$12,217